EXHIBIT 4.1


Interactive Data
14 West Street
New York, NY  10005


June 5, 1998


Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

              Re:     Van Kampen American Capital
                           Strategic Ten Trust United States Portfolio, June 1998 Series Strategic Ten Trust United States Portfolio, June 1998 Traditional Series Strategic Five Trust United States Portfolio, June 1998 Series Strategic Five Trust United States Portfolio, June 1998 Traditional Series Strategic Picks Opportunity Trust, June 1998 Series EAFE Strategic 20 Trust, June 1998 Series
                      (A Unit Investment Trust) Registered Under the Securities
                      Act of 1933, File No. 333-49361)

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


James Perry
Vice President